EXHIBIT 24.1

Power of Attorney

Each of the undersigned hereby appoints Anne G. Waleski and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of one or more Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 24th day of February, 2015.

/s/ Alan I. Kirshner	/s/ Stewart M. Kasen
Alan I. Kirshner, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Stewart M. Kasen, Director

/s/ Anthony F. Markel	/s/ Lemuel E. Lewis
Anthony F. Markel, Vice Chairman, Director	Lemuel E. Lewis, Director

/s/ Steven A. Markel	/s/ Darrell D. Martin
Steven A. Markel, Vice Chairman, Director	Darrell D. Martin, Director

/s/ Anne G. Waleski	/s/ Michael O’Reilly
Anne G. Waleski, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Michael O’Reilly, Director

/s/ Nora N. Crouch	/s/ Michael J. Schewel
Nora N. Crouch, Controller and Chief Accounting Officer (Principal Accounting Officer)	Michael J. Schewel, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Jay M. Weinberg
J. Alfred Broaddus, Jr., Director	Jay M. Weinberg, Director

/s/ K. Bruce Connell	/s/ Debora J. Wilson
K. Bruce Connell, Director	Debora J. Wilson, Director

/s/ Douglas C. Eby Douglas C. Eby, Director